CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

E-REX, Inc.
11645 Biscayne Boulevard, Suite 210
Miami, FL 33181

     We hereby consent to the incorporation by reference in the Registration Statement on Form SB-2, of the following reports filed with the Securities and Exchange Commission, which have been incorporated by reference in its entirety in the Registration Statement on Form SB-2:

             1. Our report dated May 16, 2000, with respect to the financial statements of E-REX, Inc., included in its Annual Report on Form 10-KSB for the year ended December 31, 1999.

January 11, 2002

Varma and Associates, LLC

/s/ James P. Gately
____________________________
By: James P. Gately, Partner